FEDERAL SIGNAL CORPORATION PROMOTES IAN HUDSON TO INTERIM CHIEF FINANCIAL OFFICER Oak Brook, Illinois, March 27, 2017- Federal Signal Corporation (NYSE: FSS) (the “Company”), a leader in environmental and safety solutions, today announced that its Board of Directors promoted Ian A. Hudson to the position of Interim Chief Financial Officer, effective March 21, 2017. Mr. Hudson succeeds Brian S. Cooper, CFO since May 2013, who has left the Company to pursue other opportunities. Mr. Cooper has entered into a consulting agreement with the Company and will work with Mr. Hudson to facilitate an orderly transition. Mr. Hudson has served as Vice President and Corporate Controller for the Company since August 2013, and will continue to serve in these capacities. He has most recently been responsible for the Company’s financial planning, analysis and reporting, and has played a key role in formulating financial strategy and several recent strategic transactions. From June 2012 to August 2013, Mr. Hudson served as Groupon Inc.’s Director of Accounting for Latin America and Asia Pacific and prior to that role, he worked at Ernst & Young LLP for 14 years. For several years there, he served as the Senior Audit Manager on the Company’s account. Mr. Hudson earned a bachelor’s degree in Law and French, achieving joint honors, from the University of Wales, Cardiff in the United Kingdom, and has previously earned the qualifications of Chartered Accountant in the United Kingdom and Certified Public Accountant in the United States. Jennifer L. Sherman, President and CEO, said, “We are pleased to be able to transition the leadership of our financial function to a professional of Ian’s experience and caliber. A collaborative leader, he brings deep accounting and financial expertise, extensive knowledge of our Company and pragmatic problem-solving to the position. Ian is known to our internal and external stakeholders, including the investor community, as an outstanding financial executive who played a key role in the Company’s 2016 debt refinancing, the acquisition of Joe Johnson Equipment and the sale of Bronto Skylift.” Dennis J. Martin, Chairman of the Board of Directors, said, “Having worked directly with Ian over the last few years, I am confident that his years of valuable experience and outstanding service as a member of our leadership team make him the right choice for this role.” “We are grateful for Brian’s contributions to Federal Signal and appreciate his efforts to work with Ian to ensure a smooth transition,” added Ms. Sherman. “During Brian’s tenure as CFO, the Company has sharpened its strategic focus, built a solid acquisition process and pipeline, increased cash returns to shareholders, and maintained a strong balance sheet. We wish him every success in his future endeavors.”

About Federal Signal Federal Signal Corporation (NYSE:FSS) provides products and services to protect people and our planet. Founded in 1901, Federal Signal is a leading global designer, manufacturer and supplier of products and total solutions that serve municipal, governmental, industrial and commercial customers. Headquartered in Oak Brook, Ill., with manufacturing facilities worldwide, the Company operates two groups: Environmental Solutions and Safety and Security Systems. For more information on Federal Signal, visit: www.federalsignal.com. “Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995 This release contains unaudited financial information and various forward-looking statements as of the date hereof and we undertake no obligation to update these forward-looking statements regardless of new developments or otherwise. Statements in this release that are not historical are forward-looking statements. Such statements are subject to various risks and uncertainties that could cause actual results to vary materially from those stated. Such risks and uncertainties include but are not limited to: economic conditions in various regions; product and price competition; supplier and raw material prices; foreign currency exchange rate changes; interest rate changes; increased legal expenses and litigation results; legal and regulatory developments and other risks and uncertainties described in filings with the Securities and Exchange Commission. Contact: Svetlana Vinokur +1.630.954.2000, svinokur@federalsignal.com.